EXHIBIT 11

DUCOMMUN INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF THE NUMERATORS AND DENOMINATORS OF

THE BASIC AND DILUTED EARNINGS PER SHARE COMPUTATIONS

	For the Year Ended December 31, 2006
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Basic EPS
Income Available to Common Stockholders	$14,297,000	10,211,000	$1.40

Effect of Dilutive Securities
Stock Options		79,000

Diluted EPS
Income Available to Common Stockholders + Assumed Conversions	$14,297,000	10,290,000	$1.39

	For the Year Ended December 31, 2005
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Basic EPS
Income Available to Common Stockholders	$15,993,000	10,065,000	$1.59

Effect of Dilutive Securities
Stock Options		134,000

Diluted EPS
Income Available to Common Stockholders + Assumed Conversions	$15,993,000	10,199,000	$1.57

	For the Year Ended December 31, 2004
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Basic EPS
Income Available to Common Stockholders	$11,172,000	9,976,000	$1.12

Effect of Dilutive Securities
Stock Options		205,000

Diluted EPS
Income Available to Common Stockholders + Assumed Conversions	$11,172,000	10,181,000	$1.10